Exhibit 5.1


           Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities

            [LETTERHEAD FOR ELIAS, MATZ, TIERNAN & HERRICK L.L.P.]




                                 March 10, 1999



                                    VIA EDGAR



Board of Directors
FPB Financial Corp.
300 West Morris Street
Hammond, Louisiana  70403

Gentlemen:

        We have acted as special counsel to FPB Financial Corp. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form SB-2 (the "Registration Statement"), relating to the issuance of up to 449,650 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Florida Parishes Bank (the "Bank") from mutual to stock form.

        In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company and the Bank, the Plan of Conversion, and such other documents and matters of law as we deemed appropriate for the purposes of rendering this opinion. The opinion which we render herein is limited to federal laws and regulations and the laws of the State of Louisiana which are in effect on the date hereof.

        Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of

Board of Directors
March 10, 1999
Page 2

Conversion, upon receipt of the consideration required therefor, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion - Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                  Very truly yours,


                                  ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                   By:      /s/ Gerald F. Heupel, Jr.
                                            ------------------------------------
                                                Gerald F. Heupel, Jr., a Partner